UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2015

Cocrystal Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55158	20-5978559
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19805 North Creek Parkway Bothell, WA	98011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 398-7178

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On February 23, 2015, Cocrystal Pharma, Inc. (the “Company”) entered into an agreement with Dr. Gary Wilcox, the Company’s Chief Executive Officer, pursuant to which Dr. Wilcox agreed to terminate all benefits under his employment agreement with the Company, entered into as of January 2, 2014. Prior to its termination, Dr. Wilcox’s employment agreement had provided for a base salary, target bonus, and stock options. Dr. Wilcox will continue to serve as the Company’s Chief Executive Officer on an at will basis.

On February 23, 2015, the Company also entered into an agreement (the “Amended Agreement”) with Dr. Sam Lee, the Company’s President, amending the terms of Dr. Lee’s employment agreement with the Company, entered into as of January 2, 2014 (the “Original Agreement”). The Amended Agreement eliminated the target bonus and grant of stock options available under the Original Agreement, and reduced the amount of severance payable to Dr. Lee in the event of termination without cause to six months’ salary.

Cocrystal Pharma, Inc.

Date: February 27, 2015	By: /s/Gary Wilcox
Name:  Gary Wilcox
Title:   Chief Executive Officer